Exhibit 10.1

AMENDED AND RESTATED

LOAN AGREEMENT

[This Amended and Restated Loan Agreement amends and replaces the certain Loan Agreement dated December 30, 2014 by and among Miller Industries, Inc., Apaco, Inc., Century Holdings, Inc., Champion Carrier Corporation, Chevron, Inc., Miller Financial Services Group, Inc., Miller/Greeneville, Inc., Miller Industries International, Inc. and Miller Industries Towing Equipment, Inc. (collectively, the “Borrower”) and First Tennessee Bank National Association (the “Bank”) and that certain First Amendment to Amended and Restated Loan Agreement dated June 11,2015 among the Borrower and the Bank.]

THIS AMENDED AND RESTATED LOAN AGREEMENT (“Loan Agreement”) is made as of June 22, 2016, by and among MILLER INDUSTRIES, INC., a Tennessee corporation, APACO, INC., a Delaware corporation, CENTURY HOLDINGS, INC., a Tennessee corporation, CHAMPION CARRIER CORPORATION, a Delaware corporation, CHEVRON, INC., a Pennsylvania corporation, MILLER FINANCIAL SERVICES GROUP, INC., a Tennessee corporation, MILLER/GREENEVILLE, INC., a Tennessee corporation, MILLER INDUSTRIES INTERNATIONAL, INC., a Tennessee corporation, MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation (singularly and collectively, the “Borrower”), whose address is c/o Miller Industries, Inc, 8503 Hilltop Drive, Ooltewah, Tennessee 37363 and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with offices at 701 Market Street, Chattanooga, Tennessee 37402 (hereinafter referred to as the “Bank”).

Recitals of Fact

In 2010, Borrower requested that the Bank commit to make loans and advances to it on a master revolving credit basis, for purchase cards, letters of credit and other forms of lending, in an amount not to exceed at any one time outstanding the principal sum of Twenty Million and NO/100 Dollars ($20,000,000.00) and the Bank made such loan.

In 2011, Borrower requested that the Bank commit to make loans and advances to it on a master revolving credit basis, for letters of credit and other forms of lending, in an amount not to exceed at any one time outstanding the principal sum of Twenty Five Million and NO/100 Dollars ($25,000,000.00) and the Bank made such loan, which replaced the 2010 Twenty Million and NO/100 Dollars ($20,000,000.00) loan.

In 2012, Borrower requested that the Bank extend the maturity date of the Twenty Five Million and NO/100 Dollars ($25,000,000.00) loan, and the Bank agreed to do so.

In 2013, Borrower requested that the Bank extend the maturity date of the Twenty Five Million and NO/100 Dollars ($25,000,000.00) loan, and the Bank agreed to do so.

In 2014, Borrower requested that the Bank extend the maturity date of the Twenty Five Million and NO/100 Dollars ($25,000,000.00) loan, and the Bank agreed to do so.

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In 2015, Borrower requested that the Bank increase the Loan from Twenty Five Million and NO/100 Dollars ($25,000,000.00) to Thirty Million and NO/100 Dollars ($30,000,000.00) and further extend the maturity date of the existing loan, and the Bank agreed to do so.

Borrower has now requested that the Bank increase the Loan from Thirty Million and NO/100 Dollars ($30,000,000.00) to Fifty Million and NO/100 Dollars ($50,000,000.00) and the Bank has agreed to do so on the terms and conditions herein set forth.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

SECTION 1:	DEFINITIONS AND ACCOUNTING TERMS

1.1           Certain Defined Terms. For the purposes of this Loan Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

“Business Day” means a banking business day of the Bank.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash” shall having the meaning prescribed in accordance with GAAP.

“Chassis Financing” shall have the meaning ascribed to such term in paragraph (e) of the definition of Permitted Encumbrances.

“Closing Date” means the date set out in the first paragraph of this Loan Agreement.

“Consolidated Companies” or “Consolidated Company” means Miller Industries, Inc. and each of its Subsidiaries.

“EBITDA” means for the applicable period, the sum, without duplication, of (a) Net Income Before Taxes of the Consolidated Companies on a consolidated basis for such period and (b) to the extent deducted in determining such Net Income Before Taxes on a consolidated basis: (A) Interest Expenses of the Consolidated Companies on a consolidated basis for such period; (B) depreciation and amortization expenses of the Consolidated Companies on a consolidated basis for such period; and (C) other non-cash charges of the Consolidated Companies on a consolidated basis for such period.

“Environmental Laws” means all local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 or any state lien or superlien or environmental cleanup statutes.

“Event of Default” has the meaning assigned to that phrase in Section 8.

“FLSA” means the Fair Labor Standards Act of 1938, as amended.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any Person (other than another Borrower) in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Substances” shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

“Indebtedness” of any Person means all liabilities, obligations and indebtedness of that Person at any date and of any and every kind and nature but limited to, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations, including, without limitation, intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (d) all indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (e) all Guaranty Obligations of such Person, (f) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP (collectively “Synthetic Leases”), (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreement, (h) the maximum amount of all commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (i) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

“Interest Expense” means, for any period, with respect to the Consolidated Companies on a consolidated basis, all interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

“Letters of Credit” means any letter of credit issued for the account of a Borrower that is included as part of this Revolving Credit Loan pursuant to this Loan Agreement.

“Leverage Ratio” means, as of the end of each fiscal quarter of the Consolidated Companies, for the twelve (12) month period ending on such date, with respect to the Consolidated Companies on a consolidated basis, the ratio of (1) Indebtedness for borrowed money (other than any Chassis Financing) to (2) EBITDA, plus Cash.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a deed of trust, mortgage, encumbrance, pledge, conditional sale or trust receipt, interest of a lessor under a Capital Lease or consignment or bailment for security purposes, and including but not limited to reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property but not including the interest of any lessor under a lease which is not a Capital Lease. For the purposes of this Loan Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, lease, financing lease or other arrangement pursuant to which title to the Property has been retained by or is vested in some other Person.

“Loan Agreement” means this Amended and Restated Loan Agreement between the Borrower and the Bank as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities or financial condition of the Consolidated Companies, taken as a whole or (b) the ability of the Borrower to perform its obligations under this Loan Agreement or the Note.

“Material Debt” shall have the meaning ascribed to such term in Section 8.2.

“Maximum Rate” means the maximum variable contract rate of interest which the Bank may lawfully charge under applicable statutes and laws from time to time in effect.

“Negative Pledge Agreement” means the Negative Pledge Agreement(s) dated on or about April 6, 2010, executed by any Borrower in favor of Bank and any similar negative pledge financing statements covering Property of any Borrower, as the Negative Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

“Net Income Before Taxes” means the consolidated net income before income taxes of the Consolidated Companies for the applicable period determined in accordance with GAAP.

“Note” means the Amended and Restated Master Revolving Credit Note executed by the Borrower to the Bank, of even date herewith, as such note may be modified, renewed or extended from time to time; and any other note or notes executed by any Borrower at any time to evidence the indebtedness under this Loan Agreement, in whole or in part, and any renewals, modifications and extensions thereof, in whole or in part.

“Permitted Assignee” shall mean any successor in interest to Bank who has acquired all of the equity interests or all or substantially all of the assets of Bank.

“Permitted Borrowing” shall mean loans obtained by Consolidated Companies from lenders other than the Bank from time to time not exceeding $8,000,000.00 in the aggregate at any time.

“Permitted Encumbrances” shall mean and include:

(a)          liens for taxes, assessments or similar governmental charges not in default or which are being contested in good faith by appropriate proceedings;

(b)          workmen’s, vendors’, mechanics’ and materialmen’s liens and other liens imposed by law incurred in the ordinary course of business, and easements and encumbrances which are not substantial in character or amount and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

(c)          pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money), leases to which any Borrower is a party as lessee made in the ordinary course of business or liens in respect of pledges or deposits under social security laws, worker’s compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations;

(d)          any liens and security interests on equipment and machinery securing the financing of that equipment and machinery not exceeding a secured amount of more than the Permitted Borrowing;

(e)          any liens related to chassis financing provided by the dealers and/or manufacturers of the chassis;

(f)          zoning restrictions, easements, licenses, or other restrictions on the use of any real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property;

(g)          normal and customary rights of setoff and security interests arising under applicable law (including Section 4-210 of the Uniform Commercial Code) upon deposits of cash in favor of banks or other depository institutions; and

(h)          such other liens and encumbrances to which Bank shall consent in writing.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness, which exists as of the date of this Loan Agreement or is otherwise not prohibited by this Loan Agreement, that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Borrower, than those of the Indebtedness being refinanced or extended.

“Person” means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

“Property” means as to any Borrower, all of that Borrower’s property, whether real, personal, tangible, intangible or mixed, and other assets at any time owned, leased or operated by such Borrower.

“Related Person” shall mean any Borrower, all of Borrowers’ subsidiaries and any other Person (a) which now or hereafter directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, or (b) which now or hereafter beneficially owns or holds five percent (5%) or more of the capital stock (partnership interests, of membership interests or other form of ownership interest of Borrower, or (c) five percent (5%) or more of the capital stock, partnership interest, membership interests or other form of ownership interest of which is beneficially owned or held by Borrower. For the purposes hereof, “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or interests, by contract or otherwise.

“Revolving Credit Advances” means advances of principal on the Revolving Credit Loan by the Bank under the terms of this Loan Agreement to any Borrower during the term of the Revolving Credit Loan pursuant to Section 3 of this Loan Agreement.

“Revolving Credit Loan” means the Borrower’s revolving credit indebtedness to the Bank pursuant to Section 2 of this Loan Agreement.

“Revolving Credit Note” means the Note as described in Section 2.3 hereof.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Tangible Net Worth” means the excess of the book value of the assets of the Consolidated Companies on a consolidated basis over its liabilities calculated in accordance with GAAP, provided, however, that in performing such calculation there shall be (a) excluded from the assets of the Consolidated Companies (i) any amount in respect of goodwill, (ii) any amounts owed to Consolidated Companies by a Related Person, and (iii) any amounts owed to Consolidated Companies by an employee of any Consolidated Company or of any Related Person to a Consolidated Company, and (b) included, as equity, any indebtedness owed by any Consolidated Company to any Person which indebtedness has, by formal, binding agreement (in form and substance satisfactory to Bank) been deferred and subordinated in priority of payment to the indebtednesses and obligations of Borrower to Bank.

“Termination Date of Revolving Credit Loan” shall mean the earlier of (a) March 31, 2018, or in the event that the Bank and Borrower shall hereafter mutually agree in writing that the Revolving Credit Loan and the Bank’s commitment hereunder shall be extended to another date, and the Note shall be modified or amended to reflect such extension, such extended date pursuant to the foregoing, or (b) the date as of which Borrower shall have terminated the Bank’s commitment under the provisions of Section 2.5 hereof.

1.2           Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements required to be delivered from time to time pursuant to Section 6.5 hereof.

SECTION 2:	COMMITMENT, FUNDING AND TERMS OF REVOLVING CREDIT LOAN

2.1           The Commitment. Subject to the terms and conditions herein set out, Bank agrees and commits to make loan advances to the Borrower from time to time, from the Closing Date until the Termination Date of Revolving Credit Loan, in an aggregate principal amount not to exceed, at any one time outstanding Fifty Million and NO/100 Dollars ($50,000,000.00). Purchase cards, letters of credit issued for the benefit of the Borrower, and treasury risk exposure that is allocated to the Revolving Credit Loan by the Bank shall by the Bank shall be treated as loan advances against the Fifty Million and NO/100 Dollars ($50,000,000.00) loan.

2.2           Funding the Loan. Each loan advance hereunder shall be made upon the written request of the Borrower to the Bank, specifying the date and amount thereof. All advances hereunder shall be made by depositing the same to the checking account of Borrower at the Bank.

2.3           The Note and Interest. The Revolving Credit Loan shall be evidenced by one (1) promissory note of the Borrower, payable to the order of the Bank in the principal amount of Fifty Million and NO/100 Dollars ($50,000,000.00), in form substantially the same as the copy of the Revolving Credit Note attached hereto as Exhibit “A.” The entire principal amount of the Loan shall be due and payable on the Termination Date of Revolving Credit Loan. The unpaid principal balances of the Revolving Credit Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances at a rate per annum described in the Note.

2.4           Non-Usage Fee. The Borrower agrees that with respect to any unused portion of the Loan, there shall be a non-usage fee of between ..15% per annum and .35% per annum multiplied by the unused portion of the Revolving Credit Loan based upon the average Consolidated Companies’ collected deposit business with the Bank for the previous twelve (12) month period (“Average Balance”), in accordance with the following Pricing Table. The fee shall be paid by the Borrower to the Bank each quarter commencing on June 30, 2016 and continuing on each September 30, December 31, March 31 and June 30 thereafter. Purchase cards and letters of credit issued for the benefit of the Borrower by the Bank shall be treated as loan advances (usages) against the Fifty Million and NO/100 Dollars ($50,000,000.00) loan and shall not be included in the non-usage fee calculation. “Pricing Table” shall mean (a) if the Bank remains the primary treasury management and depository bank for the Borrowers and the Average Balance is equal to or greater than $6,000,000.00, the non-usage fee shall be .15% per annum and if the Average Balance is less than $6,000,000.00 the non-usage fee shall be .20% per annum; and (b) if the Bank is not the primary treasury management and depository bank for the Borrowers, the non-usage fee shall be .35% per annum.

2.5           Prepayments or Termination of the Revolving Credit Loan. The Borrower may, at its option, from time to time, subject to the terms and conditions hereof, without penalty, borrow, repay and reborrow amounts under the Revolving Credit Loan. By notice to the Bank in writing, Borrower shall be entitled to terminate the Bank’s commitment to make further advances on the Revolving Credit Loan.

SECTION 3:	REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC.

3.1           Required Repayments. In the event that the outstanding principal balance of the Revolving Credit Loan shall at any time exceed Fifty Million and NO/100 Dollars ($50,000,000.00), the Borrower will immediately upon discovery of the existence of such excess borrowings, make a principal payment which will reduce the outstanding principal balance of the Revolving Credit Loan in the amount of such excess.

3.2           Place of Payments. All payments of principal and interest on the Revolving Credit Loan and all payments of fees required hereunder shall be made to the Bank, at its address listed in Section 9.2 of this Agreement or such other location as the Bank may designate in writing or accept such payments in immediately available funds.

3.3           Payment on Non-Business Days. Whenever any payment of principal, interest or fees to be made on the indebtednesses evidenced by the Note shall fall due on a Saturday, Sunday or public holiday under the laws of the State of Tennessee, such payment shall be made on the next succeeding Business Day.

SECTION 4:	CONDITIONS OF LENDING

4.1           Conditions Precedent to Closing and Funding Initial Advance. The obligation of the Bank to fund the initial Revolving Credit Loan Advance hereunder is subject to the condition precedent that the Bank shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Bank:

(a)            This Loan Agreement.

(b)            A current 10K and 10Q of the Borrower.

(c)            Certified copy of Borrower’s charters, articles of incorporation, articles of formation, by-laws, operating agreements, partnership agreements and certificates of limited partnership, and all amendments thereto.

(d)            Certified corporate resolutions or consents of Borrower, and certificate(s) of good standing for Borrower from the state of its formation and certificates of existence in each jurisdiction where Borrower is qualified to do business.

(e)            UCC lien searches from such recording offices as Bank shall specify.

(f)            The opinion of counsel for Borrower that the transactions herein contemplated have been duly authorized by all requisite corporate, partnership or limited liability company authority, that this Loan Agreement and the other instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, and pertaining to such other matters as the Bank may reasonably require.

(g)            A certificate from an insurance broker, reasonably satisfactory to Bank setting forth the information concerning insurance which is required by this Loan Agreement.

(h)            Such other information and documentation as Bank shall deem to be necessary or desirable in its reasonable credit judgment in connection with the funding of the Loan, including but not limited to the items shown on the Checklist for Closing, attached hereto, marked Exhibit “B” and made a part hereof.

4.2           Conditions Precedent to All Revolving Credit Loan Advances. The obligation of the Bank to make Revolving Credit Advances pursuant hereto (including the initial advance at the Closing Date) shall be subject to the following additional conditions precedent:

(a)            No Event of Default shall have occurred and be continuing.

(b)            Each of the Warranties and Representations of the Borrower, as set out in Section 5 hereof shall remain true and correct in all material respects as of the date of such Loan advance except to the extent such representation or warranty was made as of a specific date, in which case the same shall be true and correct in all material respect as of such date.

SECTION 5:	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

5.1           Incorporation Status/Partnership Status/Limited Liability Company Status. It is either a corporation, partnership or limited liability company as shown on Exhibit “D” attached hereto, duly organized, validly existing and in good standing under the laws of the State shown on Exhibit “D;” it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect.

5.2           Power and Authority. The execution, delivery and performance of the Loan Agreement, the Note and the other loan documents have been duly authorized by all requisite action and will not violate any material provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws, the partnership agreement, articles of formation or operating agreement of the Borrower, any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower’s respective properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, except for Permitted Encumbrances and such other liens and other encumbrances permitted by or securing the indebtedness covered by this Loan Agreement and except, in each case, where such violation, conflict or breach could not reasonably be expected to have a Material Adverse Effect.

5.3           Financial Condition. (a) (i) The 10K of the Borrower dated December 31, 2015, and (ii) the unaudited consolidating balance sheet/financial statement of the Borrower dated as of March 31, 2016, a copy of each of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Borrower in all material respects as at the date of such items for such periods and as of the date of closing of this Loan Agreement and related transactions, respectively. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis maintained through the period involved.

(b)            There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since March 31, 2016.

5.4           Title to Assets. Borrower has good and marketable title to all its properties and assets reflected on the balance sheet referred to in Section 5.3 hereof, except for (i) such assets as have been disposed of since said date as no longer used or useful in the conduct of business, (ii) inventory sold in the ordinary course of business and thereafter accounted for as accounts receivable or cash, (iii) accounts receivable collected and properly accounted for, and (iv) items which have been amortized in accordance with GAAP applied on a consistent basis; and all such properties and assets are free and clear of Liens except for Permitted Encumbrances or as otherwise expressly permitted by the provisions hereof.

5.5           Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of the Borrower threatened against or affecting Borrower, or any properties or rights of Borrower, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

5.6           Taxes. Borrower has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except where such taxes or other assessments are being contested in good faith with adequate reserves therefore and as otherwise permitted by the provisions of this Agreement or to the extent that the failure to pay such taxes or assessments could not reasonably be expected to have a Material Adverse Effect.

5.7           Contracts or Restrictions Affecting Borrower. Borrower is not a party to any agreement or instrument or subject to any charter or other corporate partnership agreement or other company restrictions that could reasonably be expected to have a Material Adverse Effect.

5.8           No Default. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default if not cured could reasonably be expected to have a Material Adverse Effect.

5.9           Patents and Trademarks. Borrower possesses all necessary patents, trademarks, trade names, copyrights, and licenses necessary to the conduct of its businesses in all material respects.

5.10         ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employees Retirement Income Security Act of 1974 (“ERISA”) and all other laws, state or federal, applicable to any employees’ retirement plan maintained or established by it.

5.11         Hazardous Substances. No Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged (including ground water contamination) from any property owned by Borrower and no above or underground storage tanks exist on such property other than substances that are properly stored and in material compliance with applicable Environmental Laws or where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any property owned by Borrower or otherwise issued to or received by Borrower.

5.12         No Subsidiaries. As of the Closing Date, Borrower does not own all or a substantial part of the stock (or other ownership interest) in any other corporation (or other form of business organization), except as shown in Exhibit “E” attached hereto.

SECTION 6:	AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on indebtednesses evidenced by the Note, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank, Borrower will:

6.1          Business and Existence. Perform all things necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.2          Maintain Property. Maintain, preserve, and protect all leases, franchises, and trade names and preserve all the remainder of its properties used or useful in the conduct of its business substantially as conducted and operated during the present and preceding fiscal year; keep all of its properties used or useful in the conduct of its business in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.3          Insurance. (a) At all times maintain with some company or companies having a Best’s rating of A:XI or better or otherwise approved by the Bank in its reasonable discretion:

(i)          Comprehensive liability insurance covering claims for bodily injury, death, and property damage, with minimum limits satisfactory to the Bank, but in any event not less than those amounts customarily maintained by companies in the same or substantially similar business;

(ii)         Business interruption insurance and/or loss of rents insurance in a minimum amount reasonably consistent with industry standards, with a loss payable clause in favor of Bank; and

(iii)        Hazard insurance insuring Borrower’s property and assets against loss by fire (with extended coverage) and against such other hazards and perils (including but not limited to loss by windstorm, hail, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage), all such insurance to be issued in such form, with such deductible provision, and for such amount as shall be reasonably consistent with industry standards. Borrower shall not be obligated to have any loss payable clause in favor of Bank.

(b)          The Borrower will deliver to Bank satisfactory certificates of insurance, and, as often as Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance, provided, however, Borrower shall not be obligated to have Bank named as additional insured.

6.4           Obligations, Taxes and Liens. Pay all of its indebtednesses and obligations promptly in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which otherwise, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, trade payable, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings with appropriate reserves taken.

6.5           Financial Reports and Other Data. Furnish to the Bank as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower the 10K of the Borrower and within forty five (45) days after the end of each fiscal calendar quarter of Borrower the 10Q of the Borrower.

6.6           Notice of Default. At the time of Borrower’s first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

6.7           Additional Information. Furnish such other information regarding the operations, business affairs and financial condition of the Borrower as Bank may reasonably request, including but not limited to accounts payable aging reports, written confirmation of requests for loan advances, true and exact copies of its books of account and tax returns, and all material information furnished to any governmental authority, and permit the copying of the same.

6.8           Right of Inspection. Permit any person designated by the Bank in writing, at the Bank’s expense, to visit and inspect any of the properties, books and financial reports of the Borrower and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times as a Bank may reasonably request.

6.9           Environmental Laws. Maintain at all times all of Borrower’s property in compliance with all Environmental Laws in all material respects, and immediately notify the Bank of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the material violation of any Environmental Laws with respect to any of Borrower’s property or operations.

6.10         [RESERVED]

6.11         Notice of Adverse Change in Assets. At the time of Borrower’s first knowledge or notice, immediately notify the Bank of any information that may adversely affect in any material manner the assets of the Borrower.

6.12         Non-Default Certificate. Furnish forty five (45) days after each of the first three (3) calendar quarters of the calendar year and ninety (90) days after the end of the calendar year, a Non-Default Certificate substantially in the form of Exhibit “C” attached hereto, certified by the Chief Financial Officer of Borrower.

6.13         Minimum Tangible Net Worth. Maintain at all times beginning on the Closing Date, a Tangible Net Worth of not less than One Hundred Thirty Million and NO/100 Dollars ($130,000,000.00).

6.14         Leverage Ratio. Maintain at all times beginning on the Closing Date, a Leverage Ratio of less than 2.00 to 1.00.

6.15         Use. Only use the Loan proceeds for general corporate purposes, including working capital, letters of credit, transactional risk exposure (such as purchase cards) and capital expenditures.

SECTION 7:	NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that at all times from and after the Closing Date, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank, it will not, either directly or indirectly:

7.1           Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)           Indebtednesses to the Bank arising under this Loan Agreement and evidenced by the Note;

(b)           Indebtednesses for borrowed money under notes and lease obligations reflected in Borrower’s most recently filed 10Q and Permitted Refinancings thereof, but excluding the indebtednesses and obligations which are concurrently herewith being paid and satisfied;

(c)           Trade accounts payable, taxes payable, deferred sales, accrued employees’ bonuses and withheld amounts, accrued liabilities with respect to contributions to pension plans and other similar short-term obligations incurred by Borrower in the normal course of operating its business, provided that Borrower shall not be in default (subject to applicable grace periods) with respect to any of such obligations where such default could reasonably expected to have a Material Adverse Effect;

(d)            Indebtedness related to Permitted Encumbrances;

(e)            Intercompany loans and balances, made and existing in the normal course of business, among the Consolidated Companies, which will not have a Material Adverse Effect;

(f)            The Permitted Borrowing.

7.2           Mortgages, Liens, Etc. Create, assume or suffer to exist Lien of any nature whatsoever on any of its assets, now or hereafter owned, except for:

(a)           Liens, if any, securing payment of the Note;

(b)           Existing Liens securing Indebtednesses permitted under Section 7.1(b) above;

(c)           Permitted Encumbrances; and

(d)           Other liens on assets with a value not exceeding $500,000.00 or securing indebtedness with a principal amount not exceeding $500,000.00.

7.3           Guarantees. Guarantee or otherwise in any way become or be responsible for any Guaranty Obligations of any other Person, by any means whatsoever, without the prior written consent of the Bank, except for (i) the endorsement of negotiable instruments by the Borrower in the ordinary course of business for collection, (ii) repurchase obligations under dealer floor plan arrangements and (iii) Guaranty Obligations of Indebtedness permitted pursuant to Section 7.1.

7.4           Sale of Assets. Sell, lease, transfer or dispose (other than in the normal course of business or as permitted pursuant to Section 7.8) of all or a substantial part of its assets.

7.5           Loans and Investments. Make any loans to or investments in, or, except as provided in Section 7.8, purchase any stock, other securities or evidence of indebtedness of any Person, except as follows: (i) direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (ii) marketable securities issued by an agency of the United States government, (iii) commercial paper issued by the Bank or rated A-1 by Standard and Poors Corporation, or P-1 by Moody’s Investors Service, Inc., (iv) certificates of deposit of or bankers’ acceptances accepted by the Bank or by domestic commercial banks in the United States of America having a combined capital and surplus of at least Ninety Million Dollars ($90,000,000.00), (v) repurchase agreements with respect to any of the foregoing contained in clauses (i) through (iv), (vi) new loans or new investments in new or existing subsidiaries, which would not have a Material Adverse Effect or result in those new loans or new investments equaling 10% or more of the assets of the Consolidated Companies being transferred out of the United States, except those which occur in the ordinary course of business or those which exceed 10% as a result of a currency translation adjustment, (vii) loans or investments permitted by the provisions of Section 7.10 hereof, (viii) investments permitted by the provisions of Section 7.8 hereof, (ix) existing investments as of the Closing Date, (x) loans permitted pursuant to Section 7.1(e) or 7.1(f), or (xi) other investments in an amount not to exceed $2,000,000.00.

7.6           Sale of Accounts Receivable. Sell, discount or otherwise dispose of any of its accounts receivable or any promissory note or obligation held by it, with or without recourse; provided, that the foregoing shall not prohibit (i) discounts on accounts receivable given in the ordinary course of business and/or consistent with past practices, or (ii) the sale of other disposal of accounts receivable that have been determined in the reasonable business judgment of Borrower to be uncollectible.

7.7           New Business. Expand, acquire or enter into any business other than its present business or a related business, or any management contract whereby the effective management or control of Borrower is delegated to third parties, without the prior written consent of the Bank.

7.8           Consolidation or Merger; Acquisition of Assets. Except for merger or consolidation among the Borrower entities themselves or among any other subsidiaries of Borrower (where one of the Borrowers is the survivor), (a) enter into any transaction of merger or consolidation, which would have a Material Adverse Effect , (b) acquire any other business or corporation, which would have a Material Adverse Effect, or (c) acquire all or substantially all of the property or assets of any other Person, which would have a Material Adverse Effect.

7.9           Dividends, Redemptions and Other Payments. Unless same will not result in a breach of the Borrower’s financial covenants contained in Sections 6.13 and 6.14 of this Loan Agreement, declare or pay, or set apart any funds for the payment of, any dividends on any shares of capital stock of Borrower, any distributions on any partnership interest in Borrower, or apply any of its funds, properties, or assets to or set apart any funds properties or assets for, the purchase, redemption or other retirement of or make any other distribution (whether by reduction of capital or otherwise) in respect of, any shares of capital stock of Borrower.

7.10         Loans to Officers and Employees. Permit or allow loans to officers and employees of Borrower, in the aggregate, to exceed One Million Dollars ($1,000,000.00).

7.11         Trademarks and Trade Names. Sell, transfer, convey, grant any security interest in, or otherwise encumber any existing or hereafter acquired material trademarks or trade names owned by the Borrower that are used or useful in Borrower’s business.

SECTION 8:	EVENTS OF DEFAULT

An “Event of Default” shall exist if any of the following shall occur:

8.1           Payment of Principal, Interest. The Borrower defaults in the prompt payment as and when due of (a) principal on the Note and such payment is not made within 3 business days of its due date, (b) interest on the Note and such payment is not made within 5 business days of its due date or (c) any fees due with respect to this Agreement or any related loan documents and such payment is not made within 10 business days of its due date under this Loan Agreement.

8.2           Payment of Other Obligations. The Borrower defaults on the payment when due of any Indebtedness for borrowed money in a principal amount exceeding $2,000,000.00 (“Material Debt”) or the performance of any other obligation incurred in connection with such Material Debt, if the effect of such default is to accelerate the maturity of such Material Debt or permit the holder thereof to cause such Material Debt to become due prior to its stated maturity; or

8.3           Representation or Warranty. Any representation or warranty made by the Borrower herein, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall prove to be false, misleading or incomplete in any material respect on the date as of which made; or

8.4           Bankruptcy, Etc. Any Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or him or a substantial part of its or his assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any Borrower, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; or Borrower by any act or omission shall indicate its or his consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or Borrower shall generally not pay its debts as such debts become due; or

8.5           Concealment of Property, Etc. The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its or his property, with intent to hinder, delay or defraud its or his creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its or his property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its or his property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.

8.6           Management Change/ Change in Ownership. Any of the following changes shall have occurred:

(i)          Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than William G. Miller (or Persons, 100% of the Equity Interests of which are owned by William G. Miller) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty five percent (35)% of the total voting power of the then outstanding voting stock of Miller Industries, Inc.;

(ii)         During any period of twelve (12) consecutive months ending after the date of this Loan Agreement, individuals who at the beginning of any such twelve (12) month period constituted the Board of Directors of Miller Industries, Inc. (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Miller Industries, Inc. was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Miller Industries, Inc. then in office;

(iii)        If William G. Miller, Jeffrey I. Badgley, or J. Vincent Mish cease for any reason to be principally involved in the senior management of Miller Industries, Inc., and Miller Industries, Inc. shall have failed to replace the resulting vacancies in senior management with reasonable replacements in a reasonable time period; or

(iv)       If the Borrower shall sell all or substantially all of its assets other than pursuant to Section 7.4 or 7.8.

8.7           Loan Documents Terminated or Void. This Loan Agreement, the Note, the Negative Pledge Agreement or any other loan documents executed or delivered herewith or in connection with the original Loan made by Bank to the Borrower on or about April 6, 2010 shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void; or any Borrower shall deny it has any or further liability under this Loan Agreement, the Note, the Negative Pledge Agreement or any other loan documents executed or delivered herewith or in connection with the original Loan made by Bank to the Borrower on or about April 6, 2010.

8.8           Covenants. The Borrower defaults in the performance or observance of any other covenant, agreement or undertaking on its part to be performed or observed, contained herein, in the Negative Pledge Agreement, or in any other instrument or document which now or hereafter evidences or secures all or any part of the Revolving Credit Loan and the same shall remain unremedied for 30 days.

8.9           Remedy. Upon the occurrence and during the continuance of any Event of Default, as specified herein, the Bank shall, at its option, be relieved of any obligation to make further Revolving Credit Advances under this Agreement; and the Bank may, at its option, thereupon declare the entire unpaid principal balances of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under the Loan Agreement, any other instrument or document which secures the Note, or available at law or in equity. All such rights and remedies are cumulative and nonexclusive, and may be exercised by the Bank concurrently or sequentially, in such order as the Bank may choose.

SECTION 9:	MISCELLANEOUS

9.1           Amendments. The provisions of this Loan Agreement, the Note or any instrument or document executed pursuant hereto or securing the Indebtednesses hereunder may be amended or modified only by an instrument in writing signed by the parties hereto.

9.2           Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered, if to (i) the Borrower, to it at 8503 Hilltop Drive, Ooltewah, Tennessee 37363, Attention: Vincent Mish and Frank Madonia, Telecopy: (423) 238-8417, (ii) the Lender to it at 701 Market Street, Chattanooga, Tennessee 37402, Attention: Commercial Lending, Telecopy: (423) 757-4028, or (iii) as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 9.2. All such notices and other communications shall be effective (i) if mailed, when received or three (3) business days after mailing, whichever is earlier; or (ii) if delivered by national overnight courier company or other personal delivery, upon delivery; or (iii) if delivered by electronic mail or facsimile, upon delivery. Notice shall be deemed given upon receipt or refusal to accept delivery.

9.3           No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter securing the indebtedness evidenced hereby or under any guaranty at any time given with respect thereto is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9.4           Indemnification. Borrower agrees to indemnify Bank from and against any and all claims, losses and liabilities actually incurred, including, without limitation, reasonable attorneys’ fees actually incurred, growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), but subject to the limitations set forth in Section 9.14 and except relating to claims, losses or liabilities resulting solely and directly from Bank’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the payment in full of the loans.

9.5           Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Note. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights hereunder or any interest therein and (ii) so long as no Event of Default is continuing, Bank shall not assign this Loan Agreement or any of the documents or instruments executed in connection therewith, or its rights thereunder or any interests therein to any person (other than a Permitted Assignee) without the Borrower’s written consent.

9.6           Liens; Setoff by Bank. Borrower hereby acknowledges that Bank has a statutory banker’s lien and right of set off with respect to all of Borrower’s monies, securities and other property and the proceeds thereof, now or hereafter held or received by the Bank from or for Borrower, and also upon any and all deposits (general or special, matured or unmatured) and credits of the Borrower against the Bank, at any time existing. Upon the occurrence of any Event of Default as specified above, the Bank is hereby authorized at any time and from time to time, without notice to Borrower to exercise such rights of set off, appropriate, and apply any and all items hereinabove referred to against any or all Indebtednesses of the Borrower to the Bank pursuant to this Agreement.

9.7           Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee, except that the provisions hereof which relate to the payment of interest shall be governed by (i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits the Bank to charge the higher rate, as more particularly set out in the Note.

9.8           Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

9.9           Terminology; Section Headings. All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

9.10         Enforceability of Agreement. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

9.11         Interest Limitations. (a) The loans and the Note evidencing the loan, including any renewals or extensions thereof, may provide for the payment of any interest rate (i) permissible at the time of the contract to make the loans is executed, (ii) permissible at the time of the loan is made or any advance thereunder is made, or (iii) permissible at the time of any renewal or extension of the loan or the Note.

(b)           It is the intention of the Bank and the Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder of the Note ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness thereby evidenced; and if the principal amount of the indebtedness evidenced thereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Borrower, that operates to bind, obligate, or compel the Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Borrower that is in conflict with the provisions of this paragraph.

The Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

9.12         Non-Control. In no event shall the Bank’s rights hereunder be deemed to indicate that the Bank is in control of the business, management or properties of the Borrower or has power over the daily management functions and operating decisions made by the Borrower.

9.13         Renewal. No later than December 15, 2017 (and each December 15, thereafter if the Loan is renewed), the Bank may provide the Borrower with written notice of its intent to renew or not renew the Note for one (1) additional year after the Termination Date of Revolving Credit Loan, provided, however, the Bank is not obligated to provide such notice and if the Bank fails to provide such notice, regardless of the reason therefor, the Bank shall not be obligated to renew the Note and the Note shall remain due and payable in full on the Termination Date. If the Bank so notifies the Borrower of its intent to renew the definition of “Termination Date” shall automatically be amended to reflect such additional year (i.e. March 31, 2018 shall become March 31, 2019, etc.).

9.14         Fees and Expenses. The Borrower agrees to pay, or reimburse the Bank for, the actual out-of-pocket expenses, including reasonable counsel fees actually incurred for one counsel of Bank and fees of any accountants, inspectors or other similar experts, as deemed necessary by the Bank, incurred by the Bank in connection with the development, preparation, execution, amendment, recording, administration (excluding the salary of Bank’s employees and Bank’s normal and usual overhead expenses) or enforcement of, or the preservation of any rights under this Loan Agreement, the Note, the Negative Pledge Agreement, and any instrument or document now or hereafter securing the Revolving Credit Loan indebtedness.

9.15         Time of Essence. Time is of the essence of this Loan Agreement, the Note, the Negative Pledge Agreement or any other loan documents executed or delivered herewith or in connection with the original Loan made by Bank to the Borrower on or about April 6, 2010 and the other instruments and documents executed and delivered in connection herewith.

9.16         Bank’s Consent. Except as otherwise expressly provided herein, in any instance hereunder where Bank’s approval or consent is required or the exercise of its judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the reasonable discretion of Bank, and Bank shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment. Bank may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

9.17         Venue of Actions. As an integral part of the consideration for the making of the loans, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, or by any successor, or permitted assignee of any of them, with respect to the Revolving Credit Loan, or with respect to this Loan Agreement or any other document or instrument which now or hereafter evidences or secures all or any part of the Revolving Credit Loan, other than in a state court of competent jurisdiction in and for the County of Hamilton, Tennessee, or in the United States District Court for the Eastern District of Tennessee, and not elsewhere. Nothing in this paragraph contained shall prohibit Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other document or instrument which evidences or secures the Revolving Credit Loan.

9.18         Waiver of Right to Trial By Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.19         Conflict. In the event of any conflict between the provisions hereof and the provisions of the Negative Pledge Agreement, the Note or any other loan documents executed or delivered herewith or in connection with the original Loan made by Bank to the Borrower on or about April 6, 2010 or any other document executed in connection herewith during the continuance of this Loan Agreement, the provisions of this Loan Agreement shall control.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Loan Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

MILLER INDUSTRIES, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Executive Vice President and
Chief Financial Officer

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Executive Vice President and Chief Financial Officer of MILLER INDUSTRIES, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

APACO, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of APACO, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

CENTURY HOLDINGS, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of CENTURY HOLDINGS, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

CHAMPION CARRIER CORPORATION

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of CHAMPION CARRIER CORPORATION (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

CHEVRON, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of CHEVRON, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

MILLER FINANCIAL SERVICES GROUP, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the President of MILLER FINANCIAL SERVICES GROUP, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

MILLER/GREENEVILLE, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of MILLER/GREENEVILLE, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

MILLER INDUSTRIES INTERNATIONAL, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of MILLER INDUSTRIES INTERNATIONAL, INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

MILLER INDUSTRIES TOWING EQUIPMENT INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of MILLER INDUSTRIES TOWING EQUIPMENT INC. (the “Maker”) and is authorized by the Maker to execute this instrument on behalf of the Maker.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:

1/21/18

(Notary Seal)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Sybil H. Weldon
Name:	Sybil H. Weldon
Title:	Senior Vice President

STATE OF Tennessee
COUNTY OF Hamilton

Before me, a Notary Public in and for the State and County aforesaid, personally appeared Sybil H. Weldon, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be a Senior Vice President of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, the within named bargainor, a national banking association, and that she as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by herself as such Senior Vice President.

WITNESS my hand and seal at office, this 22nd day of June, 2016.

/s/ Kathy L. Payne

Notary Public

My Commission Expires:
4/8/18

(Notary Seal)

EXHIBIT “A”

FORM OF REVOLVING CREDIT NOTE

AMENDED AND RESTATED MASTER REVOLVING CREDIT NOTE

[This Amended and Restated Master Revolving Credit Note amends and replaces that certain

Master Revolving Credit Note dated as of June 11, 2015 from the undersigned payable to the order of the Bank (the “Existing Note”).]

$50,000,000.00	Chattanooga, Tennessee
Dated as of June __, 2016

Except as may be otherwise extended pursuant to the Loan Agreement (hereinafter defined), on March 31, 2018 (the “Termination Date”) the undersigned, MILLER INDUSTRIES, INC., a Tennessee corporation, APACO, INC., a Delaware corporation, CENTURY HOLDINGS, INC., a Tennessee corporation, CHAMPION CARRIER CORPORATION, a Delaware corporation, CHEVRON, INC., a Pennsylvania corporation, MILLER FINANCIAL SERVICES GROUP, INC., a Tennessee corporation, MILLER/GREENEVILLE, INC., a Tennessee corporation, MILLER INDUSTRIES INTERNATIONAL, INC., a Tennessee corporation, MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation, (singularly and collectively, the “Maker”), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having a principal place of business in Chattanooga, Tennessee (the “Bank”), the principal sum of Fifty Million and NO/100 Dollars ($50,000,000.00), or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made to the undersigned pursuant to the Loan Agreement (as hereinafter defined), together with interest upon disbursed and unpaid principal balances of the Revolving Credit Advances, at the rate hereinafter specified, said interest being payable quarterly on the last day of each quarter hereafter commencing June 30, 2016, and continuing on each September 30, December 31, March 31 and June 30 thereafter, with the final installment of interest being due and payable concurrently on the same date that the remaining principal balance is due hereunder.

This Note is being executed in connection with that certain Loan Agreement dated as of December 30, 2014 among Maker and Bank (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). To the extent that any provisions of this Note are inconsistent with the Loan Agreement, the Loan Agreement shall govern and control. Any capitalized terms used herein and not otherwise defined herein, shall have their respective meanings in the Loan Agreement.

The interest rate on this Note shall be the LIBOR Rate plus 1.50% (the “Margin”), as determined and adjusted in accordance with the definition of LIBOR Rate, without notice to Maker, as of the date of this Note and on the first day of each calendar month hereafter (the “Interest Rate Change Date”). The “LIBOR Rate” shall mean the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading “USD” on the day that is two (2) London Business Days preceding each Interest Rate Change Date (the “Reset Date”). If the LIBOR Rate as defined above is not available or is not published for any Reset Date, then Bank shall, in its reasonable and good faith credit judgment, choose a substitute source of publication for the LIBOR Rate, which LIBOR Rate plus the Margin shall become effective on the next Interest Rate Change Date. “London Business Day” shall mean any day on which commercial banks in London, England are open for general business. The interest rate change will not occur more often than each month. The initial interest rate is ______% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law (the “Maximum Rate”).

Notwithstanding any other provisions herein, if any Change in Law (as hereinafter defined) shall make it unlawful for the Bank to make or maintain a LIBOR Rate loan as contemplated by this Note, the principal outstanding hereunder shall, if required by law and if the Bank so requests, be converted on the date required to make the loan evidenced by this Note legal to a loan accruing interest at a rate comparable to the former LIBOR Rate as determined by the Bank its reasonable and good faith credit judgment.

The undersigned hereby indemnifies the Bank and holds the Bank harmless from any loss or expense which Bank may sustain in accordance with the Loan Agreement.

“Change in Law” shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by any Governmental Authority having jurisdiction over the Bank, in each case after the date hereof.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory functions of or pertaining to government.

Until the Termination Date, subject to Section 8.9 of the Loan Agreement, the Maker may borrow, repay and reborrow the principal amount of this Note.

This Note is unsecured.

All installments of interest, and the principal hereof, are payable at the office of First Tennessee Bank National Association, 701 Market Street, Chattanooga, Tennessee, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

Any amounts not paid when due hereunder (whether by acceleration or otherwise and subject to applicable grace periods) shall bear interest after maturity at the lesser of (a) the Bank’s Base rate plus three percent (3%) per annum or (b) the Maximum Rate. For purposes hereof, the Base Rate shall mean that rate announced by Bank from time to time as Bank’s “base rate” and shall not necessarily be the lowest or best rate charged by Bank.

For any payment which is not made within ten (10) days of the due date for such payment, the Borrower shall pay a late fee, including without limitation loans which are renewed more than ten (10) days after the due date even though the renewal may be dated as of the past-due payment date. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

If an Event of Default shall have occurred and be continuing (subject to applicable cure periods), all after the Bank mails written notice of such Event of Default to the Maker, then, in any of such events, the entire unpaid principal balance of the indebtedness evidenced hereby together with all interest then accrued, shall, at the absolute option of the Bank, at once become due and payable, without demand or notice, the same being expressly waived. Notwithstanding the foregoing, upon the maturity date of this Note set forth on page one of this Note, no notice or cure period shall be required.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney’s fee all in accordance with the Loan Agreement.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon.

It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, the Maker and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

This Note evidences the same indebtedness as evidenced by the Existing Note. This Note is an amendment to and replacement of the Existing Note. The execution and delivery of this Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Existing Note.

(Signature on next page)

The Maker may prepay this Note in whole or in part, prior to maturity, without premium or penalty.

The Maker may prepay this Note in whole or in part, prior to maturity, without premium or penalty.

MILLER INDUSTRIES, INC.

By:
Name:	J. Vincent Mish
Title:	Executive Vice President and
Chief Financial Officer

APACO, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

CENTURY HOLDINGS, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

CHAMPION CARRIER CORPORATION

By:
Name:	J. Vincent Mish
Title:	Vice President

(Signatures Continued on Next Page)

CHEVRON, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

MILLER FINANCIAL SERVICES GROUP, INC.

By:
Name:	J. Vincent Mish
Title:	President

MILLER/GREENEVILLE, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

MILLER INDUSTRIES INTERNATIONAL, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

(Signatures Continued on Next Page)

MILLER INDUSTRIES TOWING EQUIPMENT INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, _______________________, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is an authorized officer of Miller Industries, Inc., APACO, Inc., Century Holdings, Inc., Champion Carrier Corporation, Chevron, Inc., Miller Financial Services Group, Inc., Miller/Greeneville, Inc., Miller Industries International, Inc. and Miller Industries Towing Equipment Inc. (singularly and collectively, the “Borrower”) and is authorized by the Borrower to execute this instrument on behalf of each Borrower.

WITNESS my hand, at office, this ____ day of June, 2016.

Notary Public

My Commission Expires: ______________________

(Notary Seal)

EXHIBIT “B”

CHECKLIST FOR CLOSING

EXHIBIT “C”

NON-DEFAULT CERTIFICATE

As of __________________, 20_____

The undersigned, a duly authorized officer of the undersigned companies [hereinafter referred to as the “Borrower” in that certain Amended and Restated Loan Agreement (the “Loan Agreement”) dated as of June __, 2016 among Borrower and First Tennessee Bank National Association, Chattanooga, Tennessee (the “Bank”)], certifies to said Bank, in accordance with the terms and provisions of said Loan Agreement, as follows:

1.	All of the representations and warranties set forth in the Loan Agreement are and remain true and correct in all material respects on and as of the date of this Certificate with the same effect as though such representations and warranties have been made on and as of this date; provided, that, to the extent that any representation or warranty relates to a prior specific date, such representation or warranty shall be true and correct in all material respects as of such prior date.

2.	Borrower certifies that the information set forth in this Non-Default Certificate is true and correct in all material respects.

3.	Borrower’s Minimum Tangible Net Worth is currently $_____________________, which is not less than One Hundred Thirty Million and NO/100 Dollars ($130,000,000.00).

4.	Borrower’s current Leverage Ratio is ________ to 1:00 calculated using numbers for the previous twelve (12) month period. Indebtedness for borrowed money (excluding Chassis Financing) ($____________) EBITDA ($____________), plus Cash ($____________), which is less than 2.00 to 1.00.

C-1

5.	As of the date hereof, Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default (as specified in the Loan Agreement), nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing, except as noted below:

Dated this _____ day of ____________________, 201_.

MILLER INDUSTRIES, INC.

By:
Name:	J. Vincent Mish
Title:	Executive Vice President and
Chief Financial Officer

APACO, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

CENTURY HOLDINGS, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

CHAMPION CARRIER CORPORATION

By:
Name:	J. Vincent Mish
Title:	Vice President

CHEVRON, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

C-2

MILLER FINANCIAL SERVICES GROUP, INC.

By:
Name:	J. Vincent Mish
Title:	President

MILLER/GREENEVILLE, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

MILLER INDUSTRIES INTERNATIONAL, INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

MILLER INDUSTRIES TOWING EQUIPMENT INC.

By:
Name:	J. Vincent Mish
Title:	Vice President

C-3

EXHIBIT “D”

LIST OF BORROWERS AND THEIR STATES/COUNTRIES OF ORGANIZATION

APACO, INC.	a Delaware corporation
CENTURY HOLDINGS, INC.	a Tennessee corporation
CHAMPION CARRIER CORPORATION	a Delaware corporation
CHEVRON, INC.	a Pennsylvania corporation
MILLER INDUSTRIES, INC.	a Tennessee corporation
MILLER FINANCIAL SERVICES GROUP, INC.	a Tennessee corporation
MILLER/GREENEVILLE, INC.	a Tennessee corporation
MILLER INDUSTRIES INTERNATIONAL, INC.	a Tennessee corporation
MILLER INDUSTRIES TOWING EQUIPMENT INC.	a Delaware corporation

D-1

EXHIBIT “E”

SUBSIDIARY/SUBSIDIARIES OWNED BY ANY BORROWER

APACO, INC.	a Delaware corporation
BONIFACE ENGINEERING, LTD.	a United Kingdom private limited company
CENTURY HOLDINGS, INC.	a Tennessee corporation
CHAMPION CARRIER CORPORATION	a Delaware corporation
CHEVRON, INC.	a Pennsylvania corporation
JIGE INTERNATIONAL, S.A.	a French company
MILLER FINANCIAL SERVICES GROUP, INC.	a Tennessee corporation
MILLER/GREENEVILLE, INC.	a Tennessee corporation
MILLER INDUSTRIES DISTRIBUTING, INC.	a Delaware corporation
MILLER INDUSTRIES EUROPE B.V.	a Netherlands company
MILLER INDUSTRIES INTERNATIONAL, INC.	a Tennessee corporation
MILLER INDUSTRIES TOWING EQUIPMENT INC.	a Delaware corporation
RRIC ACQUISITION CORP.	a Delaware corporation

E-1